Exhibit 3.2

BY-LAWS
OF
CA, INC.
(As Amended, Effective as of May 6, 2015)
ARTICLE I.
OFFICES
The registered office of the Corporation in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, Wilmington, Delaware, New Castle County, 19808, and the resident agent of the Corporation thereat shall be Corporation Service Company. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require from time to time.
ARTICLE II.
STOCKHOLDERS
Section 1.    Annual Meeting. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.
Section 2.    Special Meeting. Special meetings of the stockholders, for any proper purpose or purposes, may be called only by the Board of Directors.
Section 3.    Place of Meeting. The place of meeting for any annual meeting or special meeting of stockholders shall be designated by or under the authority of the Board of Directors. If no such designation is made, the place of meeting shall be the registered office of the Corporation in the State of Delaware.
Section 4.    Notice of Meeting. Notice stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered, unless otherwise provided by law, by the Certificate of Incorporation of the Corporation, or by these By-laws, not less than 10 nor more than 60 days before the date of the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or unless, after adjournment, a new record date is fixed for the adjourned meeting, in either of which cases notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. Any previously scheduled meeting of the stockholders may be postponed, and (except as otherwise provided by law or by the Certificate of Incorporation of the Corporation) any special meeting of stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting.
Section 5.    Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed by the Board of Directors: (x) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (y) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (z) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date.

Section 6.    Voting Lists. The officer or agent having charge of the stock ledger of the Corporation shall make or cause to be made, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each, which list, shall be open to the examination of any stockholder, for any purpose germane to such meeting, for a period of at least 10 days prior to such meeting, during ordinary business hours, at the principal place of business of the Corporation. In addition, such list shall be produced and kept at the time and place of such meeting during the whole time of such meeting, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or to vote at any meeting of stockholders.
Section 7.    Quorum; Adjournment; Required Votes.
(a)    A majority of the outstanding shares of the Corporation entitled to vote, present or represented by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, the Chair of the meeting may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Unless otherwise provided by law, by the Certificate of Incorporation or by these By-laws, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.
(b)    Except as may be provided in the terms of any series of preferred stock authorized for issuance pursuant to Article FOURTH of the Restated Certificate of Incorporation, each director shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted "for" a nominee must exceed the number of shares voted "against" such nominee) at any meeting for the election of directors at which a quorum is present, provided that the directors shall be elected by a plurality of the votes cast (instead of by votes cast for or against a nominee) at any meeting at which a quorum is present for which (i) the Secretary of the Corporation receives a notice in compliance with applicable requirements for stockholder nominations for director set forth in these By-laws that a stockholder proposes to nominate a person for election to the Board of Directors and (ii) such proposed nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the Corporation first mails or otherwise transmits its notice of meeting for such meeting to the stockholders.
Section 8.    Proxies. At all meetings of stockholders, a stockholder may vote by proxy (a) executed in writing by the stockholder or by his or her duly authorized attorney in fact; or (b) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or an agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder; or (c) as otherwise permitted pursuant to the Delaware General Corporation Law. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.
Section 9.    Voting of Shares. Unless otherwise provided in the Certificate of Incorporation of the Corporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares of its own capital stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
Section 10.    Consent of Stockholders in Lieu of Meeting; Inspectors of Election; Procedures for Counting Consents.
(a)    Subject to Section 5 of this Article II, any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Corporation shall give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation in the manner provided in the Delaware General Corporation Law.
(b)    Within three (3) business days after receipt of the earliest dated consent delivered to the Corporation in the manner provided in the Delaware General Corporation Law or the determination by the Board of Directors of the Corporation that the Corporation should seek corporate action by written consent, as the case may be, the

Secretary shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of election shall be borne by the Corporation. No action by written consent without a meeting shall be effective until such date as the inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with this Section 10 represent at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the soliciting stockholders or their proxy solicitors or other designated agents. As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. Except as otherwise provided herein, the inspectors shall keep such count confidential and shall not reveal the count to the Corporation, the soliciting stockholder or their representatives or any other entity. As soon as practicable after the earlier of (i) 60 days after the date of the earliest dated consent delivered to the Corporation in the manner provided in the Delaware General Corporation Law or (ii) a written request therefor by the Corporation or the soliciting stockholders (whichever is soliciting consents), notice of which request shall be given to the party opposing the solicitation of consents, if any, which request shall state that the Corporation or soliciting stockholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with these By-laws, the inspectors shall issue a preliminary report to the Corporation and the soliciting stockholders stating: (i) the number of valid consents; (ii) the number of valid revocations; (iii) the number of valid and unrevoked consents; (iv) the number of invalid consents; (v) the number of invalid revocations; (vi) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.
Unless the Corporation and the soliciting stockholders shall agree to a shorter or longer period, the Corporation and the soliciting stockholders shall have 48 hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received within 48 hours after the inspectors' issuance of the preliminary report, the inspectors shall issue to the Corporation and the soliciting stockholders their final report containing the inspectors' determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents. If the Corporation or the soliciting stockholders issue written notice of an intention to challenge the inspectors' preliminary report within 48 hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the soliciting stockholders and the Corporation, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents. A copy of the final report of the inspectors shall be filed with the proceedings of meetings of stockholders.
Section 11.    Nominations of Directors.
(a)    Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 11, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 11.
(b)    Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made, and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such stockholder's notice shall set forth (1) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such stockholder and (B) the class and number of shares of the Corporation that are beneficially owned by such stockholder and also that are owned of record by such stockholder; and (3) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Corporation that are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish the Secretary of the Corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee.
(c)    No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 11. The

Chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.
Section 12.    Notice of Stockholder Business.
(a)    At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by a stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 12, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 12.
(b)    For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice with respect to an annual meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made and (iv) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.
(c)    No business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 12; provided, however, that nothing in this Section 12 shall be deemed to affect the right of any stockholder to request the inclusion of a proposal in a proxy statement of the Corporation pursuant to and in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 or any successor thereto. Only such matters provided for in the Corporation's notice of meeting shall be properly brought before a special meeting of stockholders. The Chair of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these By-laws, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
Section 13.    Conduct of Meetings. The Board of Directors of the Corporation may adopt such rules, regulations and procedures for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with any such rules and regulations, the Chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to take all such actions as, in the judgment of such Chair, are appropriate for the proper conduct of the meeting, including adjournment of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda and order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chair shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless, and to the extent, determined by the Board of Directors or the Chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.
ARTICLE III.
BOARD OF DIRECTORS
Section 1.    General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.
Section 2.    Number and Tenure. The Board of Directors shall consist of three or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders. Each director shall hold office until the next annual meeting of stockholders and until his or her successor shall have been elected and shall have qualified, unless the director shall resign prior to such time.
Section 3.    Annual and Regular Meetings. An annual meeting of the Board of Directors shall be held, without other notice, immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may also provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of other regular meetings without notice other than such resolution.
Section 4.    Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman, the President, or the Secretary upon the written request of any two directors. The persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the

State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.
Section 5.    Notice. Notice of any special meeting or notice of a change in the time or place of any regular meeting of the Board of Directors shall be given to each director at his or her business or residence (a) in writing, by hand delivery, first-class or overnight mail or courier service, telegram, facsimile transmission, or electronic mail; or (b) orally, by telephone to the director or his or her representative. If mailed by first-class mail, such notice shall be deemed adequately given when deposited in the U.S. mail so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately given when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by electronic mail or facsimile transmission, such notice shall be deemed adequately given when transmitted at least 12 hours before such meeting. If by telephone or hand delivery, such notice shall be deemed adequately given when delivered or given at least 12 hours before such meeting. A director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or any waiver of notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting.
Section 6.    Quorum. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
Section 7.    Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors; provided, however, that any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or writings filed with the minutes of proceedings of the Board of Directors or such committee.
Section 8.    Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy resulting from enlargement of the Board of Directors, may be filled by the directors by vote of a majority of the directors then in office though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected, until the next annual meeting of stockholders and until his or her successor shall have been elected and shall have qualified, unless the director shall resign prior to such time.

Section 9.    Compensation. Directors who are not employees of the Corporation may be paid such fees or other compensation for service on the Board of Directors or any Committee of the Board of Directors as may be approved by the Board of Directors. Such directors may also be reimbursed for the expenses they incur in attending or participating in meetings of the Board of Directors or any Committee of the Board.
Section 10.    Telephonic Meetings. Members of the Board of Directors, or any Committee thereof, may participate in a meeting of the Board or Committee by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 10 shall constitute presence in person at the meeting.
Section 11.    Committees.
(a)    Powers and Authority. The Corporation shall be governed by the provisions of the Delaware General Corporation Law, as that statute may be amended from time to time, in respect to the powers and authority of any committee of the Board of Directors.
(b)    Formation. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
(c)    Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these By-laws.
ARTICLE IV.
OFFICERS
Section 1.    Number. The officers of the Corporation shall be a Chairman of the Board, President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. One or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers as may be deemed necessary may also be elected from time to time by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.
Section 2.    Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.
Section 3.    Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 4.    Vacancies. A vacancy in any office, whether caused by death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.
Section 5.    Chairman of the Board and Vice Chairman of the Board. The Board of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he or she shall perform such duties and possess such powers as are assigned to him or her by the Board of Directors and these By-laws. The Chairman of the Board shall preside at all meetings of the Board of Directors and the stockholders at which he or she is present. If the Board of Directors appoints a Vice Chairman of the Board, he or she shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him or her by the Board of Directors.
Section 6.    President. Except as otherwise provided by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation; shall, subject to the direction of the Board, have general charge and supervision of the business of the Corporation; and shall perform all duties incidental to his or her office which may be required by law and all such other duties as are properly required of him or her by the Board. The President shall, when present and in the absence of the Chairman of the Board and the Vice Chairman of the Board, if one shall be appointed, or the Chief Executive Officer, if other than the President, preside at all meetings of the stockholders and of the Board of Directors. He or she may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time.
Section 7.    The Vice President. In the absence of the President or in the event of his or her death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him or her by or under the authority of the Board of Directors.
Section 8.    The Secretary. The Secretary shall: (a) keep the minutes of the meetings of the stockholders and the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) sign, with the President or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; and (e) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by or under the authority of the Board of Directors.
Section 9.    The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit or cause to be deposited all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-laws; (b) have general charge of the stock transfer books of the Corporation, unless a transfer agent shall have been appointed; (c) sign, with the President or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; and (d) in general perform all the duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him or her by or under the authority of the Board of Directors.
Section 10.    Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when elected by the Board of Directors, may sign, with the President or a Vice President, certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant

Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by or under the authority of the Board of Directors.
Section 11.    Salaries. The salaries of the officers shall be fixed from time to time by or under the authority of the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.
ARTICLE V.
CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 1.    Contract. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
Section 2.    Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by or under the authority of the Board of Directors. Such authority may be general or confined to specific instances.
Section 3.    Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of the Board of Directors.
Section 4.    Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as may be selected by or under the authority of the Board of Directors.
ARTICLE VI.
CERTIFICATES FOR SHARES AND THEIR TRANSFER
Section 1.    Certificates. Shares of the Corporation shall be evidenced by certificates in such form as the appropriate officers of the Corporation may from time to time prescribe; provided, that the Board of Directors may provide by resolution that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares. Shares represented by certificates shall be numbered and registered in a share register as they are issued. Share certificates shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value, as the case may be. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical.
Section 2.    Signatures on Certificates. Every share certificate shall be signed by the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the Corporation's seal, which may be facsimile, engraved or printed.
Section 3.    Transfer Agents and Registrars; Facsimile Signatures. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them. Where a certificate is signed (a) by a transfer agent or an assistant or co-transfer agent, or (b) by a registrar or co-registrar, the signature of any officer thereon may be facsimile. Where a certificate is signed by a registrar or co-registrar, the certificate of any transfer agent or co-transfer agent thereon may be by facsimile signature of the authorized signatory of such transfer agent or co-transfer agent. In case any officer or officers of the Corporation who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may, nevertheless, be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.
Section 4.    Lost Certificates. In case of the loss or destruction of any certificate of stock or other security of the Corporation, another may be issued in its place upon satisfactory proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation and to the transfer agents and registrars, if any, of such stock or other security, in such sum as the Board of Directors may prescribe. The Board of Directors may delegate to any officer or officers of the Corporation the authorization of the issuance of such new certificate or certificates and the approval of the form and amount of such indemnity bond and the surety thereon.
Section 5.    Transfer of Shares. Upon surrender to the Corporation, or a transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation may issue a new certificate, or, upon request, evidence of the equivalent uncertificated shares, to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the holder of uncertificated shares, the Corporation shall cancel such uncertificated shares and issue new equivalent uncertificated shares to the person entitled thereto, and record the transaction upon its books.

Section 6.    Registered Shareholders. The Corporation and its transfer agents shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claims to, or interest in, such shares on the part of any other person and shall not be liable for any registration or transfer of shares which are registered, or to be registered, in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary, or nominee of a fiduciary, is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.
ARTICLE VII.
FISCAL YEAR
The fiscal year of the Corporation shall begin on the first day of April and end on the last day of March in each year.
ARTICLE VIII.
SEAL
The Board of Directors shall approve a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, "Corporate Seal".
ARTICLE IX.
AMENDMENTS
Unless otherwise provided by the Certificate of Incorporation or these By-laws, these By-laws may be amended or repealed, or new By-laws may be adopted, (1) at any annual or special meeting of the stockholders, by the affirmative vote of the holders of not less than a majority of the outstanding shares of stock of the Corporation entitled to vote on such action; provided, however, that the notice of such meeting shall have been given as provided in these By-laws, which notice shall mention that the amendment or repeal of these By-laws, or the adoption of new By-laws, is one of the purposes of such meeting; (2) by written consent of the stockholders pursuant to Section 10 of Article II of these By-laws; or (3) by action of the Board of Directors (except any amendment or repeal of Section 7(b) of Article II of these By-laws shall also require the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote on such action).

ARTICLE X.
INDEMNIFICATION
To the fullest extent permitted by the Delaware General Corporation Law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether brought by a third party or by or in the right of the Corporation, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of, or in a similar capacity with respect to, any subsidiary or joint venture of the Corporation or other entity or enterprise, or as a fiduciary, trustee or administrator or in any similar capacity with respect to any employee benefit plan or other plan or program sponsored by the Corporation or any subsidiary of the Corporation, against expenses (including attorneys' fees), liability, loss, judgment, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. Excise taxes assessed on any such person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses, and action by any such person with respect to an employee benefit plan which he or she reasonably believes to be in the interests of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.
Expenses (including attorneys' fees) actually and reasonably incurred by any such person in defending any such threatened, pending or completed action, suit or proceeding shall be paid on behalf of such person by the Corporation in advance of the final disposition of such action, suit, or proceeding and within 30 days of receipt by the Secretary of the Corporation of (1) an application from such person setting forth the basis for such advancement, and (2) an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. A plea of guilty to a felony charge arising out of misconduct committed by such person in his or her capacity (a) as a director or officer of the Corporation, (b) as a director or officer of, or in a similar capacity with respect to, any subsidiary or joint venture of the Corporation or other entity or enterprise referred to in the preceding paragraph of this Article, or (c) as a fiduciary, trustee or administrator or in a similar capacity with respect to any employee benefit plan or other plan or program sponsored by the Corporation or any subsidiary of the Corporation shall, for purposes of the mandatory advancement of expenses provided in the preceding sentence, constitute a final disposition of such action or proceeding. The financial ability of any person to make a repayment contemplated by this provision shall not be a prerequisite to the making of an advance.
Such indemnity and right to advancement of expenses shall inure to the benefit of the heirs, executors and administrators of any person so indemnified pursuant to this Article. The right to indemnification and to advancement of expenses under this Article shall be a contract right. Such indemnification and advancement of expenses shall be in addition to any other rights to which those persons seeking indemnification and advancement of expenses may be entitled under any law, agreement, vote of stockholders, or otherwise.
Any repeal or amendment of this Article by the Board of Directors or stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses of any person existing at the time of such repeal or amendment. In addition to the foregoing, the right to indemnification and advancement of expenses shall be to the fullest extent permitted by the Delaware General Corporation Law or any other applicable law and all amendments to such laws as hereafter enacted from time to time.
ARTICLE XI.
FORUM FOR ADJUDICATION OF DISPUTES
Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (3) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these By-laws (in each case, as may be amended from time to time), or (4) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).